                                                                      EXHIBIT 11

                     SPACEHAB, INCORPORATED AND SUBSIDIARY
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                               YEAR               NINE MONTHS               YEAR
                                                              ENDED                  ENDED                  ENDED
                                                          SEPTEMBER 30,            JUNE 30,               JUNE 30,
                                                       -----------------     ------------------      -----------------
                                                               1995                  1996                   1997
                                                       -----------------     ------------------      -----------------
Net Income and Adjusted Earnings:
  Net income applicable to Common
     shareholders used for primary
     computations                                           $15,808,856           $29,828,743             $13,831,625
                                                       -----------------     ------------------      -----------------
  Fully diluted adjustments:
  Savings in convertible note payable interest
    expense, net of tax                                          80,163                59,017                       -
                                                       -----------------     ------------------      -----------------
     Adjusted net income applicable to
      common shareholders assuming full dilution            $15,889,019           $29,887,760             $13,831,625
                                                       =================     ==================      =================

Average number of shares of common stock and
  common stock equivalents used for primary
  computation                                                 6,671,346             9,303,487              11,133,243
                                                       -----------------     ------------------      -----------------
  Fully diluted adjustments:
   Weighted average shares and share
   Equivalents outstanding:
   Stock options assumed exercised at ending
       fair market value                                              -                     -                  26,314
   Assumed conversion of convertible debt                        75,000                47,671                  27,329
                                                       -----------------     ------------------      -----------------
Total number of shares assumed to be
  Outstanding assuming full dilution                          6,746,346             9,378,487              11,186,886
                                                       -----------------     ------------------      -----------------
Earnings Common Per Share:
Income per common and common equivalent
 share:
  Income Before Extraordinary Item                                $2.37                 $3.21                   $0.95
  Extraordinary Item                                                  -                     -                    0.29
                                                       -----------------     ------------------      -----------------
  Primary                                                         $2.37                 $3.21                   $1.24
                                                       =================     ==================      =================
  Income before extraordinary item                                $2.36                 $3.19                   $0.95
  Extraordinary item                                                  -                     -                    0.29
                                                       -----------------     ------------------      -----------------
  Fully Diluted:                                                  $2.36                 $3.19                   $1.24
                                                       =================     ==================      =================